Richard J. Holwell (RJH-5098)
          Robert M. Kelly (RMK-7204)
          WHITE & CASE
          1155 Avenue of the Americas
          New York, New York 10036
          Telephone: (212) 819-8200

          Attorneys for Plaintiff
          Clark Equipment Company

          UNITED STATES DISTRICT COURT
          SOUTHERN DISTRICT OF NEW YORK

          ------------------------------x
                                        :
          CLARK EQUIPMENT COMPANY,      :    95 Civ. 2130 (CSH)
                                        :
                         Plaintiff,     :
                                        :
                    -against-           :
                                        :
          INGERSOLL-RAND COMPANY        :    NOTICE OF DISMISSAL
                                             -------------------
                                        :
                         Defendant.     :
                                        :
          ------------------------------x



                    PLEASE TAKE NOTICE that, pursuant to Rule 41(a)(1) of

          the Federal Rules of Civil Procedure, plaintiff, Clark Equipment

          Company, hereby dismisses the above-referenced action without prejudice and without costs to any party.

          Dated: New York, New York
                 April 10, 1995

                                        WHITE & CASE



                                     By:  /s/ Robert M. Kelly
                                        -----------------------------
                                        Richard J. Holwell (RJH-5098)
                                        Robert M. Kelly (RMK-7204)
                                        1155 Avenue of the Americas
                                        New York, New York  10036
                                        Telephone (212) 819-8200

                                        Attorneys for Plaintiff
                                        Clark Equipment Company